Exhibit 23.5
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
ConnectYourCare, LLC:
We have audited the balance sheets of ConnectYourCare, LLC (the Company) as of December 31, 2006 and 2005, and the related statements of operations, members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, financial statements referred to above present fairly, in all material respects, the financial position of ConnectYourCare, LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and, as of December 31, 2006, its liabilities significantly exceed its assets. In addition, as of December 31, 2006, the balance of cash and cash equivalents is inadequate to sustain operations through December 31, 2007. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result front the outcome of this uncertainty.
/s/ Stout, Causey and Horning P.A.
Sparks, MD
July 16, 2007

CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 16, 2007, with respect to the financial statements of ConnectYourCare, L.L.C., which are referred to in the report of Revolution Health Group LLC, included in Amendment No. 5 to the Registration Statement on Form S-1 and related Prospectus of Everyday Health, Inc. for the registration of common stock.
/s/ Stout, Causey and Horning, P.A.
Sparks, MD
August 17, 2010